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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Triumph Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Notice of Annual Meeting of Stockholders
To Be Held on July 27, 2005

To the holders of shares of common stock:

        You are invited to be present either in person or by proxy at the annual meeting of stockholders of Triumph Group, Inc. to be held at Triumph's principal executive offices at 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087, on Wednesday, July 27, 2005, beginning at 9:00 a.m., local time, for the following purposes:

  1.
  To elect all seven directors for the coming year;

  2.
  To ratify the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2006;

  3.
  To amend Triumph's Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of common stock available for grants under the Directors' Plan by 75,000 shares;

  4.
  To amend the Directors' Plan to increase the limitation on the annual grant to each non-employee director of stock options to purchase shares of common stock to 2,500 shares;

  5.
  To amend the Directors' Plan to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate from 30 days to 90 days;

  6.
  To amend the Directors' Plan to require stockholder approval for a "material revision" to the Directors' Plan pursuant to the applicable stock exchange listing rules; and

  7.
  To transact any other business as may properly come before the meeting or any postponements or adjournments.

        Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

        The Board of Directors has fixed the close of business on May 31, 2005, as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by Triumph.

By order of the Board of Directors,
John B. Wright, II Secretary

June 21, 2005
Wayne, Pennsylvania

Your vote is important

         Please fill in, date and sign the accompanying proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. No postage is necessary if the envelope is mailed in the United States.

Triumph Group, Inc.
1550 Liberty Ridge Drive
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Proxy Statement
For 2005 Annual Meeting of Stockholders
To be held on July 27, 2005

General Information

        This proxy statement is sent by the Board of Directors of Triumph Group, Inc., to solicit proxies to be voted at its annual meeting of stockholders on Wednesday, July 27, 2005, to be held at 9:00 a.m., local time, at Triumph's offices at 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087 and at any adjournments, for the purposes stated in the accompanying notice of the meeting. This proxy statement, the notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about June 21, 2005.

        Sending a signed proxy will not affect your right to attend the meeting and vote in person because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the Secretary of Triumph at any time before your proxy is exercised or by attending the meeting and voting in person.

        When your proxy card is returned properly signed, your shares will be voted according to your instructions. The Board knows of no matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of contrary instructions, your shares included on the enclosed proxy will be voted:

  •
  "FOR" the nominees for director stated thereon,

  •
  "FOR" the ratification of the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2006,

  •
  "FOR" the approval of the amendment to the Directors' Plan to increase the number of shares of common stock available for grants under the Directors' Plan by 75,000 shares,

  •
  "FOR" the approval of the amendment to the Directors' Plan to increase the limitation on the annual grant to each non-employee director of stock options to purchase shares of common stock to 2,500 shares,

  •
  "FOR" the approval of the amendment to the Directors' Plan to increase the period of time after a director ceases to be a member of the Board for any reason other than death or disability until the termination of options granted under the Directors' Plan from 30 days to 90 days, and

  •
  "FOR" the approval of the amendment to the Directors' Plan to require stockholder approval for a "material revision" to the Directors' Plan pursuant to applicable stock exchange listing rules.

Solicitation of Proxies

        Triumph will pay for this proxy solicitation. Officers and other regular employees of Triumph may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. Triumph is required to pay, upon request, the reasonable expenses incurred by record holders of common stock who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

Quorum and Voting Rights

        Holders of record of Triumph's common stock as of the close of business on May 31, 2005, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

        As of the record date, there were 15,908,164 shares of common stock outstanding and entitled to vote on the election of directors and all other matters. Holders of common stock will vote on all matters as a class. Each outstanding share of common stock entitles the holder to one vote. All votes will be counted by National City Bank as transfer agent.

        The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting.

        Directors will be elected by a plurality of the votes cast by holders of common stock, voting together as a class, represented in person or by proxy at the meeting. Abstentions in the election of directors will be counted for the purpose of determining whether a quorum is present at the meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

        The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit. Each holder of common stock may indicate his or her preference on the enclosed proxy. If no preference is indicated, that holder's votes will be voted pro rata in favor of all nominees indicated. The holders of common stock may not vote for a greater number of persons than the number of nominees named.

        Ratification of the audit committee's selection of Triumph's auditors, approval of the amendment to the Directors' Plan to increase the number of shares of common stock available for grants under the Directors' Plan, approval of the amendment to the Directors' Plan to increase the limitation on the annual grant of stock options to purchase shares of common stock to each non-employee director, approval of the amendment to the Directors' Plan to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate, and approval of the amendment to the Directors' Plan to require stockholder approval for a "material revision" to the Directors' Plan and any other matters brought before the meeting, other than the election of directors, will require the favorable vote of a majority of the shares of common stock voting together as a class, represented in person or by proxy at the meeting. Triumph is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting. Abstentions in the ratification of the selection of Triumph's auditors, approval of the amendment of the Directors' Plan to increase the number of shares of common stock available for grants under the Directors' Plan, approval of the amendment of the Directors' Plan to increase the limitation on the annual grant to each non-employee director of stock options to purchase shares of common stock, approval of the amendment to the Directors' Plan to increase the period of time after a director ceases to be a member of the Board for any reason other than death or disability until the termination of options granted under the Directors' Plan, and approval of the amendment to the Directors' Plan requiring stockholder approval for a "material revision" to the Directors' Plan and of any other proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote.

        Broker non-votes for all proposals will not be counted in determining the presence of a quorum, will not be considered as votes cast, and will have no effect on the results of the votes.

Proposal No. 1—Election of Directors

        The Board currently consists of eight directors: William O. Albertini, John R. Bartholdson, Richard C. Gozon, Richard C. Ill, Claude F. Kronk, Joseph M. Silvestri, George Simpson and Terry D. Stinson. On April 22, 2005, the Board decreased the size of the Board from eight directors to seven directors in accordance with the bylaws effective immediately prior to the commencement of the annual meeting. At the meeting, the stockholders will elect seven directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

        The table below lists the name of each person nominated by the Board to serve as a director for the coming year. All of the nominees are currently directors of Triumph with terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the knowledge of Triumph, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata "FOR" the election of William O. Albertini, John R. Bartholdson, Richard C. Gozon, Richard C. Ill, Claude F. Kronk, George Simpson and Terry D. Stinson.

Nominees	Age	Year First Elected a Director
Richard C. Ill	62	1993
John R. Bartholdson	60	1993
Richard C. Gozon	66	1993
Claude F. Kronk	73	1993
William O. Albertini	61	1999
George Simpson	62	2002
Terry D. Stinson	63	2004

        The principal occupations and qualifications of each nominee for director are as follows:

        Richard C. Ill has been President and Chief Executive Officer and a Director of Triumph since 1993. Mr. Ill is a Director of P.H. Glatfelter Company and Airgas, Inc. and a member of the Board of Governors of the Aerospace Industry Association and the Advisory Board of Outward Bound, USA.

        John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a Director of Triumph since 1993. Mr. Bartholdson is on the Board of Trustees of PBHG Funds, Inc., PBHG Insurance Series Fund, Old Mutual Advisor Funds, ING Clarion Real Estate Income Fund, and ING Clarion Global Real Estate Income Fund and is Chairman of the audit committees and serves on the compensation committees of each of these funds. Mr. Bartholdson also serves on the Philadelphia/Washington Advisory Board of FM Global.

        Richard C. Gozon has been a Director of Triumph since 1993. Prior to his retirement in 2002, Mr. Gozon served as Executive Vice President of Weyerhaeuser Company, a position which he held for more than five years. Weyerhaeuser Company is an international forest products company. Mr. Gozon serves on the Board of Directors of U.G.I. Corporation, AmerisourceBergen Corporation and AmeriGas Partners, L.P.

        Claude F. Kronk has been a Director of Triumph since 1993. Prior to his retirement in 1998, Mr. Kronk served as Vice Chairman and Chief Executive Officer of J&L Specialty Steel, Inc. J&L Specialty Steel, Inc., is primarily a manufacturer of flat rolled stainless steel in the United States.

        William O. Albertini has been a Director of Triumph since May 1999. Mr. Albertini was Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. from 1991 through 1997. In 1997, Mr. Albertini became Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, a wireless communication company, and remained in that position until his retirement in

1999. Mr. Albertini serves on the Board of Directors of Airgas, Inc., BlackRock Inc. and Charming Shoppes, Inc.

        George Simpson has been a Director of Triumph since 2002. Prior to his retirement in 2001, Mr. Simpson served as Chief Executive Officer of Marconi Corporation plc, formerly GEC plc, a position which he held since September 1996. Marconi Corporation plc is a communications and information technology company. Mr. Simpson serves on the Board of Directors of Alstom SA.

        Terry D. Stinson has been a Director of Triumph since 2004. Mr. Stinson has been Chairman and Chief Executive Officer of Xelus, Inc., since 2002. Xelus, Inc. is a computer software company specializing in asset management software. Mr. Stinson was Chairman and Chief Executive Officer of Bell Helicopter Textron from 1997 through 2002. Mr. Stinson serves on the Board of Directors of Xelus, Inc., Lennox International Inc., and Enigma, Inc.

        The Board recommends that stockholders vote "FOR" each of the nominees. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Meetings and Committees of the Board

        The Board held nine (9) meetings during Triumph's fiscal year ended March 31, 2005 and also acted by unanimous consent in writing. Each of Triumph's directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended March 31, 2005, except Mr. Silvestri. In addition, each of Triumph's directors attended at least 75% of the aggregate of all meetings of all committees of the Board of which he was a member held during the fiscal year ended March 31, 2005. Each director standing for election is expected to attend Triumph's annual meeting of stockholders. Last year, all but one of the directors attended the annual meeting of stockholders. Messrs. Albertini, Gozon, Kronk, Silvestri, Simpson and Stinson are all independent as independence is defined in the listing standards of the New York Stock Exchange and in Triumph's Independence Standards for Directors, which are posted on Triumph's website at www.triumphgroup.com.

        The standing committees of the Board are the audit committee, the compensation and management development committee and the nominating and corporate governance committee. Triumph does not have an executive committee. All members of the audit committee, the compensation and management development committee and the nominating and corporate governance committee are independent as independence is defined in the listing standards of the New York Stock Exchange and in Triumph's Independence Standards for Directors, which are posted on Triumph's website at www.triumphgroup.com.

        The audit committee, consisting of Messrs. Albertini (Chair), Gozon, Simpson and, as of July 12, 2004, Mr. Stinson, met fourteen (14) times during the last fiscal year. Triumph's Board adopted the charter for the audit committee in July 2003, and amended it in July 2004. A copy of the current charter is included as Appendix A to Triumph's 2004 proxy statement and is posted on Triumph's website at www.triumphgroup.com. The audit committee assists the Board in its oversight of the integrity of Triumph's financial statements, the operations and effectiveness of its internal controls, its compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, and the performance of Triumph's internal function and the independent auditors.

        The compensation and management development committee, consisting of Messrs. Gozon (Chair), Kronk and Silvestri, met one (1) time during the last fiscal year. Mr. Simpson is expected to become a member of the compensation and management committee for the coming year. Triumph's Board adopted the charter for the compensation and management development committee in July 2003, and amended it in July 2004. A copy of the compensation and management development committee charter is posted on Triumph's website at www.triumphgroup.com and is available in print to any stockholder upon request. The compensation and management development committee periodically reviews and evaluates the compensation of Triumph's officers and senior management, administers Triumph's 1996 Stock Option Plan and the 2004 Stock Incentive Plan, establishes guidelines for compensation of other personnel and oversees Triumph's management development and succession plans.

        The nominating and corporate governance committee, consisting of Messrs. Albertini, Kronk (Chair) and Simpson, met one (1) time during the last fiscal year. Triumph's Board adopted the charter for the nominating and corporate governance committee in July 2003, and amended it in July 2004. A copy of the nominating and corporate governance committee charter is posted on Triumph's website at www.triumphgroup.com. The nominating and corporate governance committee assists the Board in identifying individuals qualified to become Board members, recommending the nominees for directors, developing and recommending corporate governance guidelines for Triumph, and overseeing the evaluation of the Board and management.

        The nominating and corporate governance committee will consider nominees for director recommended by stockholders in accordance with the following procedures. As a stockholder, you may recommend any person as a nominee for director of Triumph for consideration by the nominating and corporate governance committee by submitting name(s) and respective supporting information for each named person in writing to the Nominating and Corporate Governance Committee of the Board of Directors, Triumph Group, Inc., 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087. Recommendations should be received by February 7, 2006 for the 2006 Annual Meeting and should be accompanied by:

  •
  the name, residence and business address of the nominating stockholder;

  •
  a representation that the stockholder is a record holder of Triumph stock or holds Triumph stock through a broker, and the number of shares held;

  •
  information regarding each nominee which would be required to be included in a proxy statement;

  •
  a description of any arrangements or understandings between and among the stockholder and each nominee; and

  •
  the written consent of each nominee to serve as a director, if elected.

        The nominating and corporate governance committee has not established any specific minimum eligibility requirements for nominees, other than personal and professional integrity, dedication, commitment and, with respect to a majority of the Board, independence, or identified any specific qualities or skills necessary for directors to possess. However, when assessing a candidate's qualifications, the committee considers the candidate's experience, diversity, expertise, education, insight, judgment, skills, character, conflicts of interest and background. The committee does not have any specific process for identifying and evaluating nominees. The committee considers candidates proposed by directors, executive officers and stockholders, as well as those identified by third party search firms.

        Triumph's Board adopted a Code of Business Conduct in February 2004. A copy of the Code of Business Conduct is posted on Triumph's website at www.triumphgroup.com and is available in print to any stockholder upon request.

Communications with Directors

        Triumph's Board of Directors provides a process for stockholders and interested parties to send communications to the Board. Stockholders and interested parties may communicate with any of Triumph's directors, any committee chair, the non-management directors as a group or the entire Board of Directors by writing to the director, committee chair, non-management directors or the Board in care of Triumph Group, Inc., Attention: Secretary, 1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania 19087. Communications received by the Secretary for any Triumph director or group of directors are forwarded directly to the director or group of directors. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate committee chair, all non-management directors or all directors.

Compensation of Directors

        Directors who are also employees of Triumph do not receive additional compensation for serving as directors. For the fiscal year ended March 31, 2005, each director who was not an employee of Triumph received an annual fee of $25,000, each chair of a board committee received an additional annual fee of $4,000 and non-chair members of the audit committee received an additional annual fee of $2,000. For the fiscal year ending March 31, 2006, each director who is not an employee of Triumph will receive an annual fee of $25,000, but will not receive any additional fees for attendance at meetings. In addition, chairs of board committees will receive an additional annual fee of $4,000 and non-chair members of the audit committee will receive an additional fee of $2,000. Each director who is not an employee of Triumph is entitled to receive options to purchase shares of common stock under the Directors' Plan. Any options granted under the Directors' Plan are in addition to other compensation paid to those directors. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or its committees.

Report of Audit Committee

        The audit committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board and reviewed annually by the Committee and the Board. The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including in respect of auditor independence. However, all committee members are financially literate. In addition, the Board has determined that Mr. Albertini is an "audit committee financial expert" and is considered "independent" as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

        Management is responsible for Triumph's internal controls and the financial reporting process, including the presentation and integrity of our financial statements. Triumph's independent auditors are responsible for, among other things, performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon. Triumph's independent auditors are also responsible for auditing the effectiveness of Triumph's internal control over financial reporting and management's assessment thereof in accordance with standards of the PCAOB, and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The audit committee also selects and approves the compensation of our independent auditors.

        In fiscal 2005, the audit committee met and held private discussions with management, the independent auditors and the accounting firm engaged to serve as Triumph's internal auditors. In addition, the members of the audit committee reviewed (independently or collectively) Triumph's financial statements before such statements were filed with the SEC in Triumph's periodic reports on Forms 10-Q and 10-K and all press releases containing earnings reports. Management represented to the audit committee that Triumph's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees.

        Triumph's independent auditors, Ernst & Young LLP, also provided to the audit committee the written disclosures required by Rule 3600T of the PCAOB, which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the audit committee its independence. The audit committee also considered the compatibility of non-audit services with Ernst & Young LLP's independence. Based on these discussions and disclosures, the audit committee concluded that Ernst & Young LLP is independent from Triumph and its management.

        Based on the audit committee's discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the Board include the audited financial statements in Triumph's Annual Report on Form 10-K for the year ended March 31, 2005, to be filed with the SEC.

Audit Committee
William O. Albertini (Chairman) Richard C. Gozon George Simpson Terry D. Stinson

        This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

Executive Compensation

        The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the four most highly compensated executive officers of Triumph, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 2005, 2004 and 2003. Information regarding Triumph's executive officers is incorporated herein by reference to the 2005 Annual Report on Form 10-K enclosed with this Proxy Statement.

        "Bonus" consists of cash bonuses earned in the fiscal year identified, of which only a portion was paid the following fiscal year to Messrs. Ill and Bartholdson at their request and the balance was deferred.

        "Other Annual Compensation" reflects amounts contributed by Triumph to its 401(k) Plan for the benefit of the named employee.

        "All Other Compensation" consists of imputed income related to Triumph's Supplemental Executive Retirement Plan ("SERP"), imputed income related to group term life insurance and tax preparation allowances.

Summary Compensation Table

Annual Compensation
Name and Principal Position				Other Annual Compensation	Securities Underlying Options/SARS (#)	All Other Compensation(1)
	Year	Salary	Bonus
Richard C. Ill President and Chief Executive Officer	2005 2004 2003	$530,000 510,000 510,000	$70,000 150,000 175,000	$6,300 6,000 5,725	0 40,000 20,000	$16,416 10,868 15,201	(2) (3) (4)
John R. Bartholdson Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	$410,000 395,000 395,000	$50,000 110,000 135,000	$6,263 6,741 5,500	0 40,000 20,000	$11,424 8,995 12,916	(5) (6) (7)
Lawrence J. Resnick Senior Vice President—Operations	2005 2004 2003	$280,000 245,500 241,500	$80,000 100,000 100,000	$6,274 6,213 5,483	0 20,000 10,000	$974 952 917	(8) (9) (10)
John B. Wright, II(11) Vice President, General Counsel and Secretary	2005	$146,154	$50,000	$—	10,000	$684	(12)
Kevin E. Kindig Vice President and Controller	2005 2004 2003	$159,500 154,000 150,000	$30,000 30,000 60,000	$4,785 4,620 4,500	0 20,000 6,000	$756 748 739	(13) (14) (15)

(1)
Amounts included in this column which relate to compensation received in connection with the SERP represent the income imputed to each executive officer for each of the years shown. The SERP was amended effective January 1, 2003. See the discussion under the "Supplemental Executive Retirement Plan."

(2)
Includes: (i) $2,601, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $4,066.

(3)
Includes: (i) $2,434, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $3,532.

(4)
Includes: (i) $8,049, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,250.

(5)
Includes: (i) $1,742, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $4,066.

(6)
Includes: (i) $1,593, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,970, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $3,532.

(7)
Includes: (i) $6,796, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,250.

(8)
Includes: (i) $344, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(9)
Includes: (i) $322, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(10)
Includes: (i) $287, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(11)
Mr. Wright joined Triumph on July 12, 2004.

(12)
Includes $684 representing income imputed to the executive officer under Triumph's group term life insurance policy.

(13)
Includes: (i) $126, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(14)
Includes: (i) $118, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(15)
Includes: (i) $109, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

Fiscal Year End Option Values

        The following table lists, for each of the named executive officers, information about the value of unexercised options at March 31, 2005.

        The fair market value of "in-the-money" options was calculated based on the difference between the exercise price of the options held and the closing price per share for common stock on the NYSE of $38.94 on March 31, 2005, multiplied by the number of options held.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable(1)	Value of Underlying In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable(1)
Richard C. Ill	0	0	106,426/46,874	$1,013,240/190,899
John R. Bartholdson	0	0	106,426/46,874	$1,013,240/190,899
Lawrence J. Resnick	0	0	56,106/23,261	$642,943/97,779
John B. Wright, II	0	0	0/10,000	$0/99,209
Kevin E. Kindig	0	0	30,505/21,495	$281,929/99,204

(1)
On April 22, 2003 all options became fully exercisable.

Supplemental Executive Retirement Plan

        Triumph adopted a Supplemental Executive Retirement Plan ("SERP") in 1999 for certain executive employees, including the named executive officers. The SERP was last amended effective November 1, 2003. SERP benefits are payable upon normal retirement, which is age 65. Early retirement benefits are available with an actuarial reduction for early commencement.

        The compensation committee determines the annual benefit for each participant and designs the individualized SERP packages accordingly. The maximum annual SERP benefit payable at age 65 for Messrs. Ill, Bartholdson, Resnick, and Kindig is $360,515, $311,854, $54,132 and $19,749, respectively.

        These benefits are fixed amounts, but are subject to change with the approval of the compensation committee. The SERP is considered unfunded for tax purposes and for purposes of Title I of ERISA.

Employment Agreements

        Triumph entered into employment agreements with Richard C. Ill and John R. Bartholdson, effective January 1, 2003, pursuant to which Messrs. Ill and Bartholdson serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of Triumph through December 31, 2006, unless earlier terminated by the Board or, in certain circumstances following a change in control transaction, by the executive. These agreements provide for an annual salary to Mr. Ill of not less than $530,000 and to Mr. Bartholdson of not less than $410,000, plus incentive compensation as determined by the Board or the compensation and management development committee, by authority delegated by the Board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Ill and Bartholdson are subject to increases as shall be approved by the Board, with such increases constituting the new base salaries of Messrs. Ill and Bartholdson for purposes of their respective employment agreements. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive's current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume the executive's employment agreement, or any other material breach by Triumph or the successor company under the executive's employment agreement. In the event of any early termination (other than for "cause," death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months, to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits) and to the acceleration of any unvested stock options, and the termination of any forfeiture provisions applicable to restricted stock. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

        Triumph has also entered into employment agreements with each of Lawrence J. Resnick, effective January 1, 2003 and John B. Wright, II, effective July 12, 2004. Pursuant to his employment agreement, Mr. Resnick serves as Vice President of Triumph through December 31, 2006, unless earlier terminated by the Board, or in certain circumstances following a change in control transaction by the executive. Mr. Resnick was promoted to Senior Vice President—Operations effective April 1, 2004. Pursuant to his employment agreement, Mr. Wright serves as Vice President, General Counsel and Corporate Secretary of Triumph through December 31, 2006, unless earlier terminated by the Board or, in certain circumstances following a change in control transaction, by the executive.

        These agreements provide for an annual salary to Mr. Resnick of not less than $280,000 and to Mr. Wright of not less than $190,000, plus incentive compensation as determined by the Board or the compensation and management development committee, by authority delegated by the Board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Resnick and Wright are subject to increases as shall be approved by the Board, with such increases constituting the new base salaries of Messrs. Resnick and Wright for purposes of their respective employment agreements. Messrs. Resnick and Wright are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, he in good faith is unable to carry out his duties and responsibilities, he is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive's current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume his employment agreement, or any other material breach by Triumph or the successor company under the executive's employment agreement. In the event of any early termination (other than for "cause," death or disability), Messrs. Resnick and Wright are entitled to receive a severance payment from Triumph equal to one-twelfth of their salaries for 24 months and 12 months, respectively, and to the acceleration of any unvested stock options. Mr. Resnick is also entitled to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits in the event of any early termination (other than for "cause," death or disability)). Messrs. Resnick and Wright are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

Report of Compensation and Management Development Committee on Executive Compensation

Overall Policy

        Triumph's executive compensation program is designed to be closely linked to corporate performance and results. To this end, Triumph has developed an overall compensation plan to provide its executive officers with the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for Triumph's stockholders. Triumph's compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in Triumph's business strategy, to link executive and stockholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

        The compensation and management development committee receives from time to time comprehensive data and analyses from independent compensation consultants who evaluate Triumph's compensation program against industry and peer group norms. Triumph seeks to offer base salaries for Triumph's executive officers at levels that are competitive with its industry group, that is, companies of similar size in the aviation and general manufacturing industries. In addition, Triumph provides significant incentive opportunities for its executive officers. Triumph's target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for its industry group, with significant variability based on company-wide, business unit and individual performance. Triumph's annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated return on operating assets, operating income and earnings per share. For the two most highly compensated executive officers, Triumph's target for annual incentive awards, as a percentage of annual base compensation, is 70% and 55%, respectively, and their maximum annual incentive awards are 140% and 110%, respectively. Triumph's other executive officers have annual incentive award opportunities which are determined by the executive officer's job function and level within Triumph. The actual award is established by the President and Chief Executive Officer of Triumph based on the performance of Triumph and the individual, subject to the review and approval of the compensation and management development committee. Stock options are awarded to executive officers and other management employees to align the interest of Triumph's management with those of its stockholders.

        The compensation and management development committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of Triumph, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of Triumph. In addition, the Board reviews the compensation proposed by Messrs. Ill and Bartholdson to be awarded to Triumph's other executive officers, Triumph's two Group Presidents, and the presidents and certain other key executives of each of Triumph's operating locations.

        As discussed above, the key elements of Triumph's executive compensation consist of base salary, annual bonus, and options granted under Triumph's option plans. The compensation and management development committee's policies for each of these elements, including the basis for the compensation awarded to Mr. Ill, Triumph's President and Chief Executive Officer, are discussed below.

        In addition, while the elements of compensation described below are considered separately, the compensation and management development committee takes into account the full compensation package afforded by Triumph to the individual, including matching under its 401(k) plan, insurance and other benefits including the individual's participation in the SERP and Triumph's company-owned life insurance program, as well as the programs described below.

Base Salaries

        Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in Triumph's industry group. Annual salary adjustments are determined by evaluating the performance of Triumph and of each executive officer, and also take into account new responsibilities.

        For the base salary granted to Mr. Ill for the fiscal year ended March 31, 2005, the compensation and management development committee took into account a comparison of base salaries of chief executive officers of Triumph's industry group, Triumph's success in meeting its financial objectives in this fiscal year, the success of Triumph's financial performance compared with similar companies engaged in providing products and services to the aviation industry, the economic conditions encountered within the aviation industry generally, the performance of the common stock and the ability of Triumph to enhance stockholder value generally and the assessment by the compensation and management development committee of Mr. Ill's individual performance. The compensation and management development committee also took into account the longevity of Mr. Ill's service to Triumph and its belief that Mr. Ill is an excellent representative of Triumph to the public by virtue of his stature in the community and the industry. Mr. Ill was granted a base salary of $530,000 for the fiscal year ended March 31, 2005.

Annual Bonus

        Incentive compensation awards to executive officers under Triumph's annual bonus program constitute performance-based compensation. At the 2002 annual meeting of stockholders, Triumph received stockholder approval of the material terms of performance goals for the incentive compensation awards to be awarded to Triumph's executive officers during the next five years. As a result, Triumph is now able to receive tax deductions for annual bonuses awarded to executive officers until the 2007 annual meeting. Triumph intends in the future to fully comply with the requirements for full deductibility. However, the compensation and management development committee reserves the right to authorize compensation that may not be fully deductible if it determines that it is in the best interest of Triumph to do so.

        Triumph's executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to earnings per share. Where appropriate, individual non-financial performance measures are considered in determining bonuses.

        For the two most highly compensated executive officers, Triumph's target for annual incentive awards for the fiscal year ended March 31, 2005, as a percentage of annual base compensation, was 70% and 55%, respectively, and their maximum annual incentive awards are 140% and 110%, respectively. No payment under the annual incentive plan to any one executive officer in any fiscal year shall exceed $1.5 million.

        Triumph did not meet its planned levels of performance for the year in earnings per share goals for the fiscal year ended March 31, 2005. As the financial performance goals were not met, Mr. Ill's bonus was reduced to $70,000 for fiscal year ended March 31, 2005, which is a decrease of 46% from the prior year's bonus of $150,000.

Stock Options

        Under Triumph's 2004 Stock Incentive Plan, stock options may be granted to Triumph's executive officers as well as its other employees. The compensation and management development committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the compensation and management development committee may elect not to award options.

        Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

        During the fiscal year ended March 31, 2005, no options to purchase shares of common stock were granted to executive officers of Triumph.

Restricted Stock

        Effective January 3, 2001, the compensation and management development committee awarded 17,000 shares and 10,000 shares of restricted stock to Messrs. Ill and Bartholdson, respectively. The awards were in recognition of the significant growth of Triumph under their leadership and, in the opinion of the compensation and management development committee, brings the overall compensation for these two executives in line with senior executives at other companies in Triumph's peer group that demonstrate superior performance. As of March 31, 2005, all 17,000 shares of Mr. Ill's restricted stock and all 10,000 shares of Mr. Bartholdson's restricted stock were vested.

Conclusion

        Through the programs described above, a significant portion of Triumph's executive compensation is linked directly to individual and corporate performance and stock price performance relative to that of the overall market as well as the industry index. The compensation and management development committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

Compensation and Management Development Committee
Richard C. Gozon (Chairman) Claude F. Kronk Joseph M. Silvestri

        This report of the compensation and management development committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Triumph specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934, and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

        The compensation and management development committee of the Board is composed of Richard C. Gozon, Claude F. Kronk and Joseph M. Silvestri. None of the members of the compensation and management development committee are officers or employees of Triumph or any of its subsidiaries nor have any of them ever been officers or employees of Triumph or any of its subsidiaries during the fiscal year ended March 31, 2005.

Security Ownership of Principal Stockholders and Management

        As of May 31, 2005, the following nominees for director, the following executive officers, all directors and executive officers as a group, and the following 5% beneficial owners, were known to Triumph to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock shown below.

        A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised.

        Unless otherwise indicated, the address of each person identified is c/o 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087.

        Unless otherwise noted, Triumph believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

        The percent of total shares outstanding is based upon 15,908,164 outstanding shares of common stock.

	Shares Beneficially Owned
Name	Number	Percent of Total Shares Outstanding
Richard C. Ill(1)	334,526	2.1%
John R. Bartholdson(2)(3)	294,676	1.8%
Lawrence J. Resnick(4)	122,137	*
John B. Wright, II(5)	10,000	*
Kevin E. Kindig(6)(7)	67,763	*
Richard C. Gozon(8)	76,428	*
Claude F. Kronk(9)	70,302	*
Joseph M. Silvestri(10)	6,642	*
William O. Albertini(11)	20,833	*
George Simpson(12)	12,000	*
Terry Stinson(13)	833	—
Private Capital Management, L.L.P.(14) 8889 Pelican Bay Boulevard Suite 500 Naples, FL 34108	2,276,943	14.3%
Merrill Lynch & Co., Inc.(15) 800 Scudders Mill Road Plainsboro, NJ 08536	2,164,679	13.6%
FMR Corp.(16) 82 Devonshire Street Boston, MA 02109	1,231,900	7.7%
Dimensional Fund Advisors Inc.(17) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,190,000	7.5%

All executive officers and directors as a group (11 persons)	1,027,507	6.27%

*
Less than one percent.

(1)
Mr. Ill currently holds stock options to purchase 153,000 shares of common stock, which options may be exercised in the next 60 days.

(2)
Mr. Bartholdson currently holds stock options to purchase 153,000 shares of common stock, which options may be exercised in the next 60 days.

(3)
Mr. Bartholdson disclaims beneficial ownership of 4,650 shares of common stock beneficially owned by his daughter.

(4)
Mr. Resnick currently holds options to purchase 79,367 shares of common stock, which options may be exercised in the next 60 days.

(5)
Mr. Wright currently holds stock options to purchase 10,000 shares of common stock, which options may be exercised in the next 60 days.

(6)
Mr. Kindig currently holds stock options to purchase 52,000 shares of common stock, which options may be exercised in the next 60 days.

(7)
Mr. Kindig disclaims beneficial ownership of 210 shares of common stock beneficially owned by his children.

(8)
Mr. Gozon currently holds stock options to purchase 5,333 shares of common stock, which options may be exercised in the next 60 days.

(9)
Mr. Kronk currently holds stock options to purchase 5,333 shares of common stock, which options may be exercised in the next 60 days.

(10)
Mr. Silvestri currently holds stock options to purchase 5,333 shares of common stock, which options may be exercised in the next 60 days.

(11)
Mr. Albertini currently holds stock options to purchase 3,333 shares of common stock, which options may be exercised in the next 60 days.

(12)
Mr. Simpson currently holds stock options to purchase 2,000 shares of common stock, which options may be exercised in the next 60 days.

(13)
Mr. Stinson currently holds stock-options to purchase 833 shares of common stock, which options may be exercised in the next 60 days.

(14)
According to the Schedule 13G filed with the SEC by Private Capital Management, Inc.

(15)
According to the Schedule 13G filed with the SEC by Merrill Lynch & Co., Inc.

(16)
According to the Schedule 13G filed by FMR Corp.

(17)
According to the Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc.

Performance Graph

        The following graph compares the percentage change in cumulative total stockholder return on the common stock, on a quarterly basis, from March 31, 2000 to the present with the cumulative total return over the same period of (i) the Aerospace/Defense Industry Index published by Standard & Poor's and (ii) the Russell 2000 index. Triumph has not paid cash dividends on its common stock. Historic stock price is not indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMMULATIVE TOTAL RETURN*
AMONG TRIUMPH GROUP, INC., THE RUSSELL 2000 INDEX
AND THE S & P AEROSPACE & DEFENSE INDEX

*$100 Invested on 3/31/00 in stock or index—including reinvestment of dividends. Fiscal year ending March 31.

Copyright © 2002. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm.

Proposal No. 2—Ratification of Selection of Auditors

        The audit committee has selected Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2006 and the stockholders are asked to ratify this selection. Ernst & Young LLP has served as the independent public auditors for Triumph since 1993. All audit services provided by Ernst & Young LLP are approved by the audit committee. Ernst & Young LLP has advised Triumph that it has no direct or material indirect interest in Triumph or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of shares of common stock entitled to vote at the meeting, voting together as a class, is required to approve the ratification of the selection of auditors.

Audit Fees

        Ernst & Young LLP's fees associated with the annual audit of financial statements and in 2005, the audit of internal control of financial reporting, the reviews of the Company's quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, issuance of comfort letters and consents, and accounting consultation for the fiscal years ended March 31, 2005 and March 31, 2004 were $2,346,531 and $1,316,800, respectively.

Audit-Related Fees

        Ernst & Young LLP's fees for the fiscal years ended March 31, 2005 and March 31, 2004 for assurance and related services that were reasonably related to the performance of the audits or reviews of Triumph's financial statements were $109,700 and $460,917, respectively. These services consisted primarily of employee benefit plan audits, financial due diligence in connection with certain acquisitions, and consultation concerning matters related to Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees

        Ernst & Young LLP's fees for the fiscal years ended March 31, 2005 and March 31, 2004 for tax compliance, tax advice and tax planning were $62,557 and $185,388, respectively.

All Other Fees

        Ernst & Young LLP did not perform any professional services other than audit services, assurance and related services with respect to audits and reviews and tax services in the fiscal years ended March 31, 2005 and March 31, 2004.

        The audit committee pre-approved the engagement of Ernst & Young LLP to render the audit and the permitted non-audit services described above. Triumph's audit committee has determined that Ernst & Young LLP's rendering of all other non-audit services is compatible with maintaining auditor independence. The audit committee has delegated to its chair the right to pre-approve all audit services, subject to ratification by the audit committee at its next meeting.

        The Board recommends that stockholders vote "FOR" the ratification of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2006.

Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6—Approval of the Amendments to Triumph Group, Inc.'s Directors' Stock Option Plan

Proposed Amendments to Directors' Plan

        Proposal No. 3—Proposal to Increase the Number of Shares of Common Stock Available for Grants under the Directors' Plan by 75,000 Shares

        On April 22, 2005, the Board approved an amendment to Section 4.1 of the Directors' Plan to increase the number of shares of common stock available for grants under the Directors' Plan by 75,000 shares, from 40,000 shares to 115,000 shares. This amendment will not be effective until it is approved by Triumph's stockholders at the annual meeting. In accordance with applicable stock exchange listing standards, the Board is asking Triumph's stockholders to approve this amendment.

        As of April 22, 2005, 500 shares remained available for grants under the Directors' Plan. This plan is the equity compensation plan under which we make grants to non-employee directors. We are not able to make grants under the Directors' Plan unless the number of shares of common stock available for grants under the Directors' Plan is increased. Because of the limited number of shares available for grant under the Directors' Plan, we have elected to propose an amendment to the Directors' Plan to increase the number of shares available for grants. We compete with other companies in our peer group and industry for highly qualified independent directors. We believe that our ability to grant options is a valuable and necessary compensation tool that helps us to attract and retain qualified independent directors to devote their best efforts to our business and financial success. In addition, we believe that options to such directors further promote the mutuality of interests between such directors and Triumph's stockholders. This amendment, to increase the number of shares available for issuance under the Directors' Plan is necessary to meet the above objectives in the future. The Board of Directors believes that approval of this proposal is in the best interests of Triumph and its stockholders.

        The material features of the Directors' Plan are described below.

        The Board recommends that stockholders vote "FOR" the amendment to increase the number of shares of common stock available for grants under the Directors' Plan by 75,000 shares.

        Proposal No. 4—Proposal to increase the limitation on the annual grant to each non-employee director of stock options to purchase share of common stock to 2,500 shares.

        On April 22, 2005, the Board approved an amendment to Section 6.2(a) of the Directors' Plan to increase the limitation on the annual grant to each non-employee director of stock options to purchase shares of common stock from 1,000 shares to 2,500 shares per year. This amendment will not be effective until it is approved by Triumph's stockholders at the annual meeting. In accordance with applicable stock exchange listing standards, the Board is asking Triumph's stockholders to approve this amendment.

        This plan is the equity compensation plan under which we make grants to non-employee directors. We believe that the existing limitation on the number of shares that may be covered by an annual grant under the Directors' Plan is not commensurate with Triumph's current market capitalization. We further believe that a modest increase in the limit on annual grants will allow an appropriate level of flexibility to increase the size of annual grants over the next several years, if circumstances warrant. We compete with other companies in our peer group and industry for highly qualified independent directors. We believe that our ability to grant options at appropriate value is a valuable and necessary compensation tool that helps us to attract and retain qualified independent directors to devote their best efforts to our business and financial success. In addition, we believe that such options to such directors further promote the mutuality of interests between such directors and Triumph's stockholders. This amendment, to increase the limitation on the annual grant to each director of stock options to purchase shares of common stock under the Directors' Plan, is necessary to meet the above objectives in the future. The Board believes that approval of this proposal is in the best interests of Triumph and its stockholders.

        The material features of the Directors' Plan are described below.

        The Board recommends that stockholders vote "FOR" the amendment to increase the limitation on the annual grant to each non-employee director of options to purchase shares of common stock under the Directors' Plan to 2,500 shares.

        Proposal No. 5—To amend the Directors' Plan to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate from 30 days to 90 days.

        On April 22, 2005, the Board approved an amendment to Section 6.3(f)(iii) of the Directors' Plan to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate from 30 days to 90 days. This amendment will not be effective until it is approved by Triumph's stockholders at the annual meeting. In accordance with applicable stock exchange listing standards, the Board is asking Triumph's stockholders to approve this amendment.

        This plan is the equity compensation plan under which we make grants to non-employee directors. We believe that the existing period of time after a director ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate does not provide the former director adequate time to exercise his options. We believe that a modest increase in the time limit from 30 days to 90 days will allow an appropriate timeframe for our former directors to exercise their vested options. We compete with other companies in our peer group and industry for highly qualified independent directors. We believe that our ability to grant options is a valuable and necessary compensation tool that helps us to attract and retain qualified independent directors to devote their best efforts to our business and financial success. In addition, we believe that options to such directors further promote the mutuality of interests between such directors and Triumph's stockholders. This amendment, to increase the period of time after a director ceases to be a member of the Board for any reason other than death or disability before options granted to him under the Directors' Plan terminate to 90 days, is necessary to meet the above objectives in the future. The Board believes that approval of this proposal is in the best interests of Triumph and its stockholders.

        The material features of the Directors' Plan are described below.

        The Board recommends that stockholders vote "FOR" the amendment to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate from 30 days to 90 days.

        Proposal No. 6—Proposal to amend the Directors' Plan to require stockholder approval for a "material revision" to the Directors' Plan pursuant to applicable stock exchange listing rules.

        On April 22, 2005, the Board approved an amendment to Section 7.1 of the Directors' Plan to require stockholder approval for a "material revision" to the Directors' Plan to conform to the requirements of applicable stock exchange listing requirements. This amendment will not be effective until it is approved by Triumph's stockholders at the annual meeting. In accordance with applicable stock exchange listing standards, the Board is asking Triumph's stockholders to approve this amendment.

        Pursuant to Section 303A.08 of the New York Stock Exchange Corporate Governance Listing Standards, any "material revision" to the Directors' Plan requires the approval of the stockholders. In order to comply with such stock exchange listing rules, Section 7.1 of the Directors' Plan will need to be amended. Section 7.1, as it is proposed to be amended by Proposal No. 5, is attached as Appendix A to this proxy statement and is incorporated herein by reference. The Board believes that approval of this proposal is in the best interests of Triumph and its stockholders.

        The material features of the Directors' Plan are described below.

        The Board recommends that stockholders vote "FOR" the amendment to the Directors' Plan requiring stockholder approval for a "material revision" to the Directors' Plan.

Description of the Triumph Group, Inc.'s Directors' Stock Option Plan

General

        The purpose of the Directors' Plan is to enable Triumph to attract and retain qualified independent directors and to further promote the mutuality of interests between such directors and Triumph's stockholders. Options granted under the Directors' Plan are non-qualified stock options.

Administration

        The Directors' Plan is administered by the Board.

Eligibility

        Each director of Triumph who is not an officer or employee of Triumph or any of its subsidiaries is eligible to participate in the Director's Plan.

Share Limitations

        The aggregate number of shares subject to stock options granted under the Directors' Plan is currently 40,000. If Proposal No. 3 is approved, the number of shares of common stock available for grant under the Directors' Plan will be increased to 115,000 shares, as described under "Proposal No. 3." Each non-employee director is annually granted options to purchase at least 500 shares common stock, but not more than 1,000 shares of common stock. If Proposal No. 4 is approved, the limitation on the annual grant to each non-employee director of stock options to purchase shares of common stock will be increased from 1,000 shares to 2,500 shares per year. The Board may also grant any eligible director, upon his or her initial election to the Board, options to purchase up to 5,000 shares of Common Stock and only grant additional options to non-employee directors in its discretion. Shares subject to awards that are cancelled, expired or are forfeited will be available for re-grant under the Directors' Plan.

Terms and Conditions of Options

        Each option must be evidenced by a stock option certificate executed by Triumph and is subject to the following additional terms and conditions.

        Exercise Price.    The exercise price of an option is the fair market value of the common stock on the day before the date of grant. The fair market value of the common stock is the closing price of a share in the New York Stock Exchange Composite Transactions on that date or, if no sale has been made on the New York Stock Exchange on that date, the closing price of a share in New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

        Exercise of Option; Form of Consideration.    The Board determines when options become exercisable and in its discretion may accelerate the vesting of any outstanding option. The Directors' Plan permits payment to be made by cash or check and, with the consent of the Board, other shares of common stock of Triumph or by a reduction in the number of shares of common stock otherwise issuable upon such exercise.

        Term of Option.    The term of an option may be no more than ten years from the date of grant. An option may not be exercised after the expiration of its term.

        Termination.    Unless otherwise specified in the option agreement, if a participant ceases to be a member of the Board for any reason other than death or disability, then all options held by the participant under the Directors' Plan will terminate 30 days after the date on which the participant ceases to be a member of the Board. If Proposal No. 5 is approved, the options held by a participant will terminate 90 days after the date on which the participant ceases to be a member.

        Death or Disability.    Unless otherwise specified in the option agreement, if a participant ceases to become a member of the Board as a result of the participant's death, then all vested options will become exercisable at the time of death or such accelerated basis as the Board may determine until expiration of the stated term or on such earlier time as the Board may determine. Unless otherwise specified in the option agreement, if a participant ceases to be a member of the Board as a result of the participant's disability, then all vested options will become exercisable at the time of disability or on such accelerated basis as the Board may determine until expiration of the stated term or such earlier time as the Board may determine.

        Other Provisions.    The stock option certificate may contain other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

Nontransferability

        Unless otherwise determined by the Board, options granted under the Directors' Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the participant's lifetime only by the participant.

Adjustments Upon Changes in Captitalization, Merger or Sale of Assets

        Subject to any required action by Triumph's stockholders, (1) the number of shares covered by each outstanding option, and (2) the price per share subject to each outstanding option will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, merger, consolidation, combination of Triumph's stock, or any other increase or decrease in the number of issued shares of Triumph's stock effected without receipt of consideration by Triumph.

        In the event of a change of control of Triumph, as defined in the Directors' Plan, each option then outstanding shall become immediately exercisable to the full extent of the shares of Common Stock.

Amendment and Termination of the Plan

        The Board may amend, discontinue or terminate the Directors' Plan, or any part thereof, at any time and for any reason. If Proposal No. 5 is approved, the Directors' Plan will be amended to require stockholder approval of any "material revision" to the Directors' Plan to comply with applicable stock exchange listing requirements. No such action by the Board may alter or impair any award previously granted under the Directors' Plan without the written consent of the participant. Unless terminated earlier, the Directors' Plan shall terminate ten years from the date of its approval by the Board.

Federal Income Tax Consequences

        A participant does not recognize any taxable income at the time a stock option is granted under the Directors' Plan. Upon exercise, the participant recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Triumph is entitled to a deduction in the same amount as and at the same time the participant recognizes ordinary income. Upon a disposition of such shares by the participant, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing in only a summary of the effect of U.S. federal income taxation upon participants and Triumph with respect to the grant and exercise of awards under the Directors' Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the director's death or the income tax laws of any municipality, state or foreign country in which the director's income or gain may be taxable.

Incorporated by Reference

        The foregoing is only a summary of the Directors' Plan and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix B to this Proxy Statement.

        The Board recommends that stockholders vote "FOR" the approval of the amendments to Triumph Group, Inc.'s Directors' Stock Option Plan.

Equity Compensation Plan Information

        The following table summarizes certain information with respect to our compensation plans and individual compensation arrangements under which our equity securities have been authorized for issuance as of the fiscal year ended March 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,129,147	$33.93	1,615,772
Equity compensation plans not approved by security holders	—	$—	—

Total	1,129,147	$33.93	1,615,772

General and Other Matters

        The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires Triumph's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Triumph's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Triumph. Directors, officers and 10% holders are required by SEC regulations to send Triumph copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to Triumph and the representations made by the reporting persons to Triumph, Triumph believes that during the fiscal year ended March 31, 2005, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Stockholder Proposals—2005 Annual Meeting

        Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2006 must be received by February 7, 2006 to be considered for inclusion in Triumph's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2006 annual meeting of stockholders that is not included in Triumph's proxy statement for that meeting and fails to submit that proposal to the Secretary of Triumph on or before April 23, 2006, then Triumph will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Secretary, at the address of Triumph set forth on the first page of this proxy statement.

Householding of Proxy Materials

        Certain stockholders who share the same address may receive only one copy of the Proxy Statement and Triumph's 2005 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Triumph by telephone at (610) 251-1000 or in writing at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Annual Report on Form 10-K

        Triumph will promptly provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of Triumph's annual report on Form 10-K for the fiscal year ended March 31, 2005 including financial statements and the schedules thereto. Such written and any oral requests should be directed to Triumph at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, Attention: Secretary, (610) 251-1000.

By order of the Board of Directors,
John B. Wright, II Secretary

June 21, 2005

APPENDIX A

Proposal No. 6—Amendment to Directors' Plan

        If adopted by the stockholders, Section 7.1 of the Directors' Plan will be amended and restated to read in full as follows:

  "7.1
  Termination or Amendment of the Plan.

          (a)   Except as provided in Subsection (b), the Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant.

          (b)   Any amendment that constitutes a "material revision" to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards shall not be effective unless approved by the Company's stockholders."

A-1

APPENDIX B

Directors' Stock Option Plan, as amended under Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6

        See attached.

TRIUMPH GROUP, INC.

AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN

ARTICLE I

Purpose

        The purpose of this Amended and Restated Directors' Stock Option Plan (the "Plan") is to enable Triumph Group, Inc. (the "Company") to attract and retain qualified independent directors and to further promote the mutuality of interests between such directors and the Company's stockholders.

ARTICLE II

Definitions

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1   "Board" shall mean the Board of Directors of the Company.

        2.2   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.3   "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

        2.4   "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

        2.5   "Eligible Director" shall mean any member of the Board who, on the date of the granting of an Option, is not an officer or an employee of the Company or any of the Company's subsidiaries.

        2.6   "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the previous day's closing price of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not listed, as reported on the Nasdaq Stock Market on such date, or, if such Common Stock was not traded or reported on such date, on the last preceding day on which the Common Stock was traded or reported.

        2.7   "Mature Common Stock" shall mean Common Stock owned for six months or more, or such other period as the Board may determine subject to applicable accounting regulations, by the respective Participant.

        2.8   "Participant" shall mean an Eligible Director to whom an Option has been granted under the Plan.

        2.9   "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article VI of the Plan.

ARTICLE III

Administration

        3.1    Administration.    The Plan shall be administered and interpreted by the Board.

        3.2    Guidelines.    Subject to Article VII hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the

Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Participant without the Participant's consent, unless otherwise required by law.

        3.3    Decisions Final.    Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

ARTICLE IV

Share Limitation

        4.1    Shares.    The maximum aggregate number of shares of Common Stock that may be issued upon exercise of Options is 115,000 (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued Common Stock reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

        4.2    Adjustments Upon Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders in respect of stock other than a cash dividend, the Board shall make such adjustments in the number and kind of shares authorized by the Plan, in the minimum and maximum limits set forth in Section 6.2 and in any outstanding Options as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this section shall, where appropriate, be paid in cash to the Participant. If during the term of any Option granted hereunder the Company shall be, with the prior approval of a majority of the members of the Board, merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Board, the Company may take such other action as the Board shall determine to be reasonable under the circumstances to permit the Participant to realize the value of such Option, including without limitation paying cash to such Participant equal to the value of the Option or requiring the acquiring corporation to grant options or stock to such Participant having a value equal to the value of the Option.

ARTICLE V

Eligibility

        5.1    Eligible Directors.    Only Eligible Directors are eligible to be granted Options under the Plan.

ARTICLE VI

Stock Options

        6.1    Options.    All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under section 422 of the Code).

        6.2    Grants.    The Board shall have full authority to make the following types of grants under the Plan.

          (a)    Annual Grants.    For as long as the Plan remains in effect, the Board shall make an annual grant to each Eligible Director of Stock Options to purchase at least 500 shares of Common Stock, but no more than 2,500 shares of Common Stock. Subject to the minimum and maximum limits set forth in the preceding sentence, the number of shares of Common Stock subject to such grants to Eligible Directors in any year shall be determined by the Board, and may vary from year to year.

          (b)    New Director Grants.    For as long as the Plan remains in effect, the Board may grant to any Eligible Director, upon his or her initial election to the Board, Stock Options to purchase up to 5,000 shares of Common Stock. Subject to the maximum limit set forth in the preceding sentence, the number of shares of Common Stock subject to such Stock Options shall be determined by the Board, and may be greater than or less than the number of shares of Common Stock subject to any prior grants.

          (c)    Discretionary Grants.    In addition to the grants described in (a) and (b) above, the Board may from time to time grant to any Eligible Director Stock Options to purchase shares of Common Stock. The Board shall have full authority to select the Eligible Directors to whom such Options are to be granted and to determine the number of shares of Common Stock to be covered by each such Option.

        6.3    Terms of Options.    Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

          (a)    Stock Option Certificate.    Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and such other terms and conditions, consistent with the provisions of the Plan, as the Board shall deem advisable.

          (b)    Option Price.    The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

          (c)    Option Term.    The term of each Stock Option shall be ten years from the date of grant.

          (d)    Exercisability.    Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; provided that the Board may waive any installment exercise or waiting period provisions, in whole or in part, at any time, based on such factors as the Board shall, in its sole discretion, deem appropriate.

          (e)    Method of Exercise.    Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or, with the consent of the Board on or after the date of grant, in whole or in part in shares of Mature Common Stock or by a reduction in the number of shares of Common Stock otherwise issuable upon such exercise, with the shares of Common Stock in either case valued at the Fair Market Value on the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.

          (f)    Termination.    Unless otherwise determined by the Board, Stock Options held by a Participant who ceases to be a member of the Board shall be exercisable as follows:

            (i)    If the Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the Participant's estate, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

            (ii)   If the Participant ceases to be a member of the Board by reason of disability (as determined by the Board), any Stock Option held by such Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant's legal representative), to the extent it was exercisable at the time the Participant ceased to be a member of the Board or on such accelerated basis as the Board may determine at or after grant, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.

            (iii)  If the Participant ceases to be a member of the Board for any reason other than death or disability, the Stock Option shall terminate 90 days after the date on which the Participant ceased to be a member of the Board; provided, however, that the Board may extend such exercise period based on such factors as the Board shall, in its sole discretion, deem appropriate, but not beyond the expiration of the stated term of the Option.

        6.4    Rights as Shareholder.    A Participant shall not be deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.

ARTICLE VII

Termination or Amendment

        7.1    Termination or Amendment of Plan.

          (a)   Except as provided in Subsection (b), the Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant.

          (b)   Any amendment that constitutes a "material revision" to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards shall not be effective unless approved by the Company's stockholders.

        7.2    Amendment of Options.    The Board may amend the terms of any Stock Option previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder's consent.

ARTICLE VIII

Unfunded Plan

        8.1    Unfunded Status of Plan.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE IX

General Provisions

        9.1    Nonassignment.    Except as otherwise provided in the Plan, any Option granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred hereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

        9.2    Legend.    The Board may require each person purchasing shares upon exercise of a Stock Option to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

        All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        9.3    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        9.4    No Right to Continue as Director.    Neither the Plan nor the grant of any Option hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's stockholders.

        9.5    Listing and Other Conditions.

          (a)   If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Option unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

          (b)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

          (c)   Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

        9.6    Governing Law.    The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

        9.7    Construction.    Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        9.8    Liability of Board Members.    No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

        9.9    Costs.    The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock upon exercise of Stock Options.

        9.10    Severability.    If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

        9.11    Successors.    The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

        9.12    Headings.    Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting the Plan.

        9.13    Change in Control.    Upon the occurrence of a Change in Control, each Option then outstanding shall become immediately exercisable to the full extent of the shares of Common Stock subject thereto. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if at any time after the Effective Date any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes the "beneficial owner" (as defined in Section 13(d)(3) under the 1934 Act) of securities of the Company representing more than 35 percent (35%) of the total aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, and such person or group owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person or group. Notwithstanding anything else contained in this Section 9.13, a Participant shall be eligible to exercise Options both before and after a Change in Control to the full extent otherwise permitted under the Plan.

ARTICLE X

Term of Plan

        10.1    Effective Date.    The Plan shall be effective as of the Effective Date.

        10.2    Termination.    Unless sooner terminated, the Plan shall terminate ten years after it is adopted by the Board and no Options may be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which will continue to be exercisable after the Plan terminates.

Triumph Group, Inc.

c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

PROXY	PROXY

Triumph Group, Inc.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 27, 2005 or any adjournments thereof.

Dated:	,2005

Signature
Signature
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please fold and detach card at perforation before mailing.

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

If no direction is given with respect to the election of directors or if you vote "FOR" the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified. If no direction is given with respect to proposals 2, 3, 4, 5 and 6, the proxies will vote "FOR" each of the proposals.

The Board recommends a vote "FOR" the following directors and "FOR" proposals 2, 3, 4, 5 and 6.

1.
Election of directors.

Nominees: Richard C. Ill John R. Bartholdson Richard C. Gozon Claude F. Kronk William O. Albertini George Simpson Terry D. Stinson

☐	FOR all nominees listed above (except for those I have crossed out)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any nominee, check the "FOR" box and cross out his name above. To withhold authority to vote for all nominees, check the "WITHHOLD AUTHORITY" box.

To distribute your votes on a cumulative basis, write the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each on the line below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of appointment of Ernst & Young LLP as independent auditors.	☐	☐	☐
3.
	Approval of the amendment to Triumph Group, Inc.'s Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of common stock available for grants under the Directors' Plan by 75,000 shares.	☐	☐	☐
4.	Approval of the amendment to the Directors' Plan to increase the limitation on the annual grant to each director of stock options to purchase shares of common stock to 2,500 shares.	☐	☐	☐
5.
	Approval of the amendment to the Directors' Plan to increase the period of time after a participant ceases to be a member of the Board for any reason other than death or disability before options granted under the Directors' Plan terminate from 30 days to 90 days.	☐	☐	☐
6.	Approval of the amendment to the Directors' Plan requiring stockholder approval for a "material revision" to the Directors' Plan to conform to applicable stock exchange listing requirements.	☐	☐	☐

(Continued, and to be marked, dated and signed, on the other side)

QuickLinks

Triumph Group, Inc. 1550 Liberty Ridge Drive Suite 100 Wayne, Pennsylvania 19087 (610) 251-1000
General Information
Solicitation of Proxies
Quorum and Voting Rights
Proposal No. 1—Election of Directors
Report of Audit Committee
Executive Compensation
Summary Compensation Table
Fiscal Year End Option Values
Report of Compensation and Management Development Committee on Executive Compensation
Security Ownership of Principal Stockholders and Management
COMPARISON OF 5 YEAR CUMMULATIVE TOTAL RETURN* AMONG TRIUMPH GROUP, INC., THE RUSSELL 2000 INDEX AND THE S & P AEROSPACE & DEFENSE INDEX
Proposal No. 2—Ratification of Selection of Auditors
Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6—Approval of the Amendments to Triumph Group, Inc.'s Directors' Stock Option Plan
Equity Compensation Plan Information
General and Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals—2005 Annual Meeting
Householding of Proxy Materials
Annual Report on Form 10-K
Proposal No. 6—Amendment to Directors' Plan
Directors' Stock Option Plan, as amended under Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6
TRIUMPH GROUP, INC. AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN ARTICLE I Purpose
ARTICLE II Definitions
ARTICLE III Administration
ARTICLE IV Share Limitation
ARTICLE V Eligibility
ARTICLE VI Stock Options
ARTICLE VII Termination or Amendment
ARTICLE VIII Unfunded Plan
ARTICLE IX General Provisions
ARTICLE X Term of Plan
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Triumph Group, Inc. This Proxy is solicited on behalf of the Board of Directors
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